Ms. Melanie Otto
June 24, 1997
Page 1


                         ENTERPRISE FUNDING CORPORATION
                      c/o MERRILL LYNCH MONEY MARKETS INC.
                      World Financial Center - South Tower
                               225 Liberty Street
                            New York, New York 10281


June 24, 1997

Ms. Melanie Otto
Performance Funding Corporation
250 North Shadeland Avenue
Indianapolis, Indiana  46219

Dear Melanie:

This letter is to confirm our agreement to amend the Transfer and Administration Agreement (the "Agreement") between Union Acceptance Corporation (the "Collection Agent"), Performance Funding Corporation (the "Transferor") and Enterprise Funding Corporation (the "Company") dated July 24, 1995 and as amended to date. The Agreement shall be amended as follows and shall be effective as of today:

         In Section 7.1(q) (as amended on August 20, 1996), the reference to "after March 31, 1996 and prior to December 31, 1996, and thereafter within any period of six consecutive calendar months following the date of the preceding Take-Out" shall be amended to read "after December 31, 1996 and prior to December 31, 1997, and thereafter within any period of six consecutive calendar months following the date of the preceding Take-Out".

The Transferor hereby represents and warrants that the representations and warranties of the Transferor set forth in Section 3.1 of the Transfer and Administration Agreement are true and correct as of the date hereof (except those representations and warranties set forth therein which specifically relate to an earlier date).

All other terms and conditions of the Agreement not amended by this letter agreement shall remain unchanged and in full force and effect.

Ms. Melanie Otto
June 24, 1997
Page 2


If this letter correctly sets forth our agreement, please sign the enclosed duplicate original and return to Brian D. Krum, NationsBank Investment Banking, NationsBank Corporate Center, 10th Floor, Charlotte, North Carolina 28255 by June 30, 1997.

Sincerely.

ENTERPRISE FUNDING CORPORATION


By: /s/ K. Carter Harris
Name: K. Carte Harris
Title: Vice President

Accepted and Agreed:

UNION ACCEPTANCE CORPORATION                   PERFORMANCE FUNDING CORPORATION


By:  /s/ John Stainbrook                        By: /s/ Melanie S. Otto
Name: John Stainbrook                           Name: Melanie S. Otto
Title: President                                Title: Vice President